SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2016

C1 Financial, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	001-36595	46-4241720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 5th Street South St. Petersburg, Florida 33701
(Address of Principal Executive Offices)

(877) 266-2265 (Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 3, 2016, C1 Financial, Inc. (“C1” or the “Company”) held a special meeting of shareholders (the “Special Meeting”). The Company’s shareholders approved the proposal detailed in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on February 1, 2016. Shareholders representing 13,483,649 shares, or 83.74% of the 16,100,966 shares of the Company’s common stock outstanding on the record date of January 29, 2016, were present in person or by proxy, representing a quorum for the purposes of the Special Meeting.

Following is a summary of the voting results for the proposal:

The Company’s shareholders adopted and approved the Agreement and Plan of Merger dated as of November 9, 2015, by and among Bank of the Ozarks, Inc. (“Ozarks”) and its wholly-owned bank subsidiary, Bank of the Ozarks, and C1 and C1’s wholly-owned bank subsidiary, C1 Bank, and the transactions contemplated by such agreement, including the merger of C1 with and into Ozarks, as set forth below:

	Shares Voted	Percent of Voted	Percent of Outstanding
For	13,446,796	99.73	83.51
Against	764	0.0057	0.0047
Abstain	36,089	0.27	0.22

Item 8.01. Other Events.

On March 3, 2016, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Exhibits and Financial Statements

(d)	Exhibits

99.1	Press Release, dated March 3, 2016, issued by C1 Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C1 Financial, Inc.
Date:	March 3, 2016	By:	/s/ Trevor R. Burgess
Name: Trevor R. Burgess
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated March 3, 2016, issued by C1 Financial, Inc.